INDEMNIFICATION AGREEMENT

     This Agreement is made as of the ___ day of ___________________, 19_, by and between DJ&J SOFTWARE CORPORATION, a Washington corporation (the "Corporation") and ___________________________________ (the
"Indemnitee"), with reference to the following facts:

     The Indemnitee is currently serving as a Director and/or Officer of the Corporation and the Corporation wishes the Indemnitee to continue in such capacity. The Indemnitee is willing, under certain circumstances, to continue in such capacity.

     The Indemnitee has indicated that he does not regard the indemnities available under the Corporation's Bylaws and any insurance remaining in effect as adequate to protect him against the risks associated with his service to the Corporation.

     In order to induce the Indemnitee to continue to serve as a Director and/or Officer of the Corporation and in consideration for his continued service, the parties hereby agree as follows:

(1)  Definitions:

As used in this Agreement:

(a) "Action" means any actual or threatened claim, suit or proceeding, whether civil, criminal, administrative or investigative.

(b) "Another Enterprise" means a corporation (other than the Corporation), partnership, joint venture, trust, association, committee, employee benefit plan or other group or entity.

(c) "Corporation" means DJ&J SOFTWARE CORPORATION and any predecessor to it and any constituent corporation (including any constituent of a constituent) absorbed by the Corporation in a consolidation or merger.

(d) "Loss" means loss, liability, expenses (including attorneys' fees), judgments, fines, ERISA excise taxes or penalties and amounts to be paid in settlement, actually and reasonably incurred or suffered by the Indemnitee in connection with an Action.

(e) "Director or Officer" means each person who is serving or who has served as a director or officer of the Corporation or, at the request of the Corporation, as a director, officer, partner, trustee, employee or agent of Another Enterprise.

(f) "Indemnitee" means each person who was, is or is threatened to be made a party to or is involved (including without limitation, as a witness) in an Action because the person is or was a Director or Officer of the Corporation.

(2) Right to Indemnification: The Corporation shall indemnify and hold the Indemnitee harmless against any and all Loss except for Losses arising out of: (a) the Indemnitee's acts or omissions finally adjudged to be intentional misconduct or a knowing violation of law, (b) the Indemnitee's approval of certain distributions by such Indemnitee which are finally adjudged to be in violation of RCW 23B.08.310 or (c) any transaction in which it is finally adjudged that the Indemnitee personally received a benefit in money, property or services to which the Indemnitee was not legally entitled. Except as provided in Section
(4) of this Agreement, the Corporation shall not indemnify the Indemnitee in connection with an Action (or part thereof) initiated by the Indemnitee unless such Action (or part thereof) was authorized by the board of directors of the Corporation.

(3)  Burden of Proof and Procedure for Payments:

(a) The Indemnitee shall be presumed to be entitled to indemnification under this Agreement upon submission of a written claim, which may be in the form of Exhibit A hereto (including a claim for expenses incurred in defending any Action in advance of its final disposition, where the undertaking in (b) below has been tendered to the Corporation), and thereafter the Corporation shall have the burden of proof to overcome the presumption that the Indemnitee is so entitled.

(b) The right to indemnification conferred in this Agreement shall include the right to be paid by the Corporation all expenses (including attorneys' fees) incurred in defending any Action in advance of its final disposition; provided, however, that the payment of such expenses in advance of the final disposition of an Action shall be made upon delivery to the Corporation of an undertaking, by or on behalf of the Indemnitee, which may be in the form of Exhibit B hereto, to repay all amounts so advanced if it shall ultimately be determined that the Indenmitee is not entitled to be indemnified under this Agreement or otherwise.

(4) Right of the Indemnitee to Bring a Suit: If a claim under this Agreement is not paid in full by the Corporation within 60 days after a written claim has been received by the Corporation, except in the case of a claim for expenses incurred in defending a proceeding in advance of its final disposition, in which case the applicable period shall be 20 days, the Indemnitee may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim and, to the extent successful in whole or in part, the Indemnitee shall be entitled to be paid also the expense of prosecuting such claim. Neither the failure of the Corporation (including its board of directors, its shareholders or independent legal counsel) to have made a determination prior to the commencement of such action that indemnification of or reimbursement or advancement of expenses to the Indemnitee is proper in the circumstances, nor an actual determination by the Corporation (including the board of directors, its shareholders or independent legal counsel) that the Indemnitee is not entitled to indemnification or to the reimbursement or advancement of expenses, shall be a defense to the action or create a presumption that the Indemnitee is not so entitled.

(5) Nonexclusivity of Rights: The right to indemnification and the payment of expenses incurred in defending an Action in advance of its final disposition conferred in this Agreement shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of the Articles of Incorporation, Bylaws, other agreement, vote of shareholders or disinterested directors, insurance policy or otherwise.

(6) Continuation of Rights: Rights of indemnification under this Agreement shall continue as to an Indemnitee who has ceased to be a Director or Officer, and shall inure to the benefit of his heirs, executors and administrators.

(7) Severability: If any provision of this Agreement or any application thereof shall be invalid, unenforceable or contrary to applicable law, the remainder of this Agreement, or the application of such provisions to circumstances other than those as to which it is held invalid, unenforceable or contrary to applicable law, shall not be affected thereby and shall continue in full force and effect.

(8) Gender: Whenever the context requires, the gender of all words used herein shall include the masculine, feminine and neuter.

(9) Governing Law: This Agreement shall be governed by and construed in accordance with the laws of the State of Washington.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first written above.

DJ&J SOFTWARE CORPORATION	                  INDEMNITEE

By	                                         By

Its	                                        Its
Name typed or printed	                      Name typed or printed



                              EXHIBIT A

              STATEMENT OF REQUEST FOR INDEMNIFICATION


STATE OF
COUNTY OF

     I, __________________ , being first duly sworn, do depose and say as follows:

1. This Statement is submitted pursuant to the Indemnification
Agreement (the "Agreement") dated ________________, 19_____, between DJ & J SOFTWARE CORPORATION, a Washington corporation, (the "Corporation') and the undersigned.

2. I am requesting indemnification against Losses, as defined in the Agreement, all of which have been actually and reasonably incurred or suffered by me or on my behalf in connection with an actual or threatened claim, suit or proceeding to which I am a party or am threatened to be made a party by reason of the fact that I am or was a director or officer of the Corporation.

3.  With respect to all matters related to such losses, I did not:
(a) engage in intentional misconduct or a knowing violation of law, (b) approve distributions or loans in violation of RCW 23B.08.310 or (c) personally receive a benefit to which I was not legally entitled.

4. I am requesting indemnification against the following liabilities:




                                        	Signature


                                        	Name typed or printed




     Subscribed and sworn to before me this _____ day of _______________, 19___.



                                        Notary Public in and for the
                                        State of Washington,
                                        residing at
                                        My commission expires



                                 EXHIBIT B

                         STATEMENT OF UNDERTAKING

STATE OF
COUNTY OF

     I, ______________________________, being first duly sworn, do depose and say as follows:


1.  This Statement is submitted pursuant to the Indemnification
Agreement (the "Agreement") dated __________________, 19 __, between DJ&J SOFTWARE CORPORATION, a Washington corporation (the "Corporation") and the undersigned.

2. I am requesting payment of certain expenses incurred in defending an Action, as defined in the Agreement, in advance of its final disposition.

3. I hereby undertake to repay this payment of expenses if it is ultimately determined that I am not entitled to be indemnified by the Corporation.

4. The expenses for which advancement is requested are as follows:




                                         	Signature


                                         	Name typed or printed


     Subscribed and sworn to before me this day _____ of ___________________, 19___.

                                          Notary Public in and for the
                                          State of Washington, residing
                                          at
                                          My commission expires